As filed with the Securities and Exchange Commission on June 22, 2001
                                                    Registration  No.  333-57508


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                        PRE-EFFECTIVE AMENDMENT NO. 2 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ________________
                           WEINGARTEN REALTY INVESTORS
             (Exact name of registrant as specified in its charter)

             TEXAS                                        74-1464203
    (State or other jurisdiction                       (I.R.S. Employer
of  incorporation  or  organization)                 Identification  No.)

                       2600 CITADEL PLAZA DRIVE, SUITE 300
                              HOUSTON, TEXAS 77008
                                 (713) 866-6000
     (Address, including zip code, and telephone number, including area code, of registrant's  principal  executive  offices)
                                ________________
                              ANDREW  M.  ALEXANDER
                     PRESIDENT  AND  CHIEF  EXECUTIVE  OFFICER
                          WEINGARTEN  REALTY  INVESTORS
                     2600  CITADEL  PLAZA  DRIVE,  SUITE  300
                             HOUSTON,  TEXAS  77008
                                (713)  866-6000
(Name,  address,  including  zip code, and telephone number, including area code,  of  agent  for  service)
                                ________________
                                  Copies  to:
                                 BRYAN L. GOOLSBY
                                  GINA E. BETTS
                             LOCKE LIDDELL & SAPP LLP
                           2200 ROSS AVENUE, SUITE 2200
                               DALLAS, TEXAS 75201
                                 (214) 740-8000
                                ________________

Approximate  date  of  commencement of proposed sale to the public: From time to time  after  the  effective  date  of  this  Registration  Statement.
If  the only  securities  being  registered  on  this  form  are  being  offered pursuant  to  dividend  or  interest  reinvestment  plans,  please  check  the
  following box.     [ ]
If  any  of  the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend
  or interest  reinvestment  plans,  check  the  following  box.     [X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
  registration  statement  for  the  same  offering.     [ ]
If  this  form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
  statement  for  the  same  offering.     [ ]
If  delivery  of  the  prospectus  is expected to be  made pursuant to Rule 434,
  please  check  the  following  box.     [ ]


========================================================================================================================
                                             CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
        Title of Each Class                    Amount       Proposed Maximum    Proposed Maximum         Amount of
        of Securities to be                     to be       Aggregate Price        Aggregate           Registration
          Registered                       Registered (1)    Per Unit (2)      Offering Price(1)          Fee  (3)
------------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial Interest,        $ 500,000,000     N/A               $ 500,000,000           $ 125,000
$.03 par value per share (4), Preferred
Shares of Beneficial Interest, $.03 par
value per share (4), Depositary Shares
(4), Convertible Debt Securities (4),
Debt Securities (4), and Securities
Warrants (4)(5)
========================================================================================================================

(1) The aggregate initial offering price of the securities registered hereby will not exceed $500,000,000. Such amount represents the principal amount of any debt securities issued at their principal amount, the issue price rather than the principal amount of any debt securities issued at an original issued discount, the liquidation preference (or, if different, the issue price), of any preferred stock, the issue price of any common shares or securities warrants and the exercise price of any securities warrants or convertible securities. Any securities registered hereunder may be sold separately, together as units with other securities registered hereunder (for example, preferred shares could be sold together with warrants for a single purchase price) or upon exercise or conversion of any such securities.

(2) The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the offering of the securities hereunder.
(3) Calculated pursuant to Rule 457(o) of the Securities Act, based on the maximum aggregate offering price of all the securities.

(4) Subject to footnote (1), there is being registered hereunder such indeterminate principal amount of convertible debt securities, such indeterminate principal amount of debt securities, such indeterminate number of preferred shares, such indeterminate number of common shares of beneficial interest, such indeterminate number of depositary shares, such indeterminate warrants to purchase debt securities, preferred shares and common shares, or such number of preferred shares or common shares as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable debt securities or preferred shares or warrants (including any securities issuable upon share splits and similar transactions pursuant to Rule 416 under the Securities Act).


(5) Represents warrants to purchase debt securities, convertible debt securities, preferred shares or common shares which may be issued from time to time.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                   SUBJECT TO COMPLETION, DATED JUNE 22, 2001


PROSPECTUS

                           WEINGARTEN REALTY INVESTORS
                                  $500,000,000

COMMON SHARES, PREFERRED SHARES, DEPOSITARY SHARES, CONVERTIBLE DEBT SECURITIES,
                     DEBT SECURITIES AND SECURITIES WARRANTS

                                   __________


     Weingarten Realty Investors, a real estate investment trust formed under the Texas Real Estate Investment Trust Act, may offer, from time to time, in one or more series or classes and in amounts, at prices and on terms that it will determine at the time of offering, with an aggregate public offering price of up to $500,000,000:

     - unsecured debt securities that may be either senior debt securities or subordinated debt securities;

     -    convertible  debt  securities;

     -    whole  or  fractional  preferred  shares;
     -    preferred  shares  represented  by  depositary  shares;
     -    common  shares;  or

     - warrants to purchase debt securities, convertible debt securities, preferred shares or common shares, all as shall be designated by Weingarten at the time of the offering.


     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest in any of these securities.

     We may offer the securities directly, through agents designated from time to time, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. For more information on this topic, please see "Plan of Distribution" on page 32. No securities may be sold without the delivery of the applicable prospectus supplement describing the method and terms of the offering of such securities.

     Our common shares trade on the New York Stock Exchange under the symbol "WRI."



                                  ____________


NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES DISCUSSED IN THE PROSPECTUS, NOR HAVE THEY DETERMINED WHETHER THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.







              The date of this prospectus is                , 2001

     WE HAVE NOT AUTHORIZED ANY DEALER, SALESMAN OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY APPLICABLE SUPPLEMENT TO THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY APPLICABLE SUPPLEMENT TO THIS PROSPECTUS AS IF WE HAD AUTHORIZED IT. THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THEY RELATE, NOR DOES THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT IS CORRECT ON ANY DATE AFTER THEIR RESPECTIVE DATES, EVEN THOUGH THIS PROSPECTUS IS DELIVERED OR SECURITIES ARE SOLD ON A LATER DATE.


                                TABLE OF CONTENTS

Cautionary Statement Concerning Forward-Looking Statements . . . . . . . . . .1
About  This  Prospectus. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
The  Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Use  of  Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Ratios of Earnings to Combined Fixed Charges and Preferred Share Dividends . .2

Description  of  Debt  Securities and  Convertible  Debt  Securities . . . . .2

Description  of  Capital  Shares . . . . . . . . . . . . . . . . . . . . . . .9
Description  of  Securities  Warrants. . . . . . . . . . . . . . . . . . . . .18
Description  of  Other  Classes  of  Outstanding  Shares . . . . . . . . . . .19
Federal  Income  Tax  Consequences . . . . . . . . . . . . . . . . . . . . . .21
Plan  of  Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
Legal  Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
Where  You  Can  Find  More  Information . . . . . . . . . . . . . . . . . . .32
Incorporation  of  Documents  By  Reference. . . . . . . . . . . . . . . . . .33

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This prospectus and the applicable prospectus supplement include and incorporate by reference forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. We intend those forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of the words "believe" "expect" "intend" "anticipate" "plan" "estimate" "project" or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Actual results could differ materially from those in forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                              ABOUT THIS PROSPECTUS


     This prospectus is part of a "shelf" registration statement that we filed with the SEC. By using a shelf-registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. Warrants that will become exercisable within one year or less from the date of issuance and the securities underlying any warrants that may be sold hereunder are being registered herein. The total dollar amount of the securities we sell through these offerings will not exceed $500,000,000. This prospectus provides you with a description of the material terms of the securities we may offer, which are known at this time. Each time we sell securities, we will provide you with a prospectus supplement that contains specific information about the terms of the securities being offered. The prospectus supplement will supplement information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" on page 33.


                                   THE COMPANY

     We are a real estate investment trust based in Houston, Texas. We develop, acquire and own anchored neighborhood community shopping centers. To a lesser degree, we develop, acquire and own industrial real estate. We have engaged in these activities since 1948.


     As of March 31, 2001, we owned or had an equity interest in 255 operating properties consisting of 30.3 million square feet of building area. These properties consist of 198 shopping centers generally in the 100,000 to 400,000 square foot range, 55 industrial projects, one multi-family apartment complex and one office building. Our properties are located in Texas (186 properties) and the following states: Louisiana (11), Arizona (12), Nevada (9), Arkansas
(6), New Mexico (6), Oklahoma (4), Tennessee (4), Kansas (5), Colorado (5), Florida (3), Maine (1), Missouri (2) and Illinois (1). Our shopping centers are anchored primarily by supermarkets, drugstores and other retailers that sell basic necessity-type items. We currently lease to approximately 3,900 different tenants under 5,000 separate leases. As of March 31, 2001, our properties were 92.3% occupied.


     Our executive offices are located at 2600 Citadel Plaza Drive, Suite 300, Houston, Texas 77008, and our telephone number (713) 866-6000.

                                 USE OF PROCEEDS

     Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, working capital, acquisitions (which may include acquisitions of real property, interests therein or real estate-related securities), development, repayment or refinancing of debt, or capital expenditures. Pending the use thereof, Weingarten intends to invest any net proceeds in short-term interest-bearing securities.

                  RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED SHARE DIVIDENDS


     The following table sets forth the ratio of earnings to combined fixed charges and preferred share dividends and of funds from operations before interest expense to combined fixed charges and preferred share dividends for the periods shown:


                                                                 YEARS ENDED DECEMBER 31,
                                                         --------------------------------------
                                                          1996    1997    1998    1999    2000
                                                         ------  ------  ------  ------  ------

Ratio of earnings to combined fixed charges
   and preferred share dividends . . . . . . . . . . . . 3.15x   2.68x   2.25x   2.28x   1.77x

Ratio of funds from operations to combined
   fixed charges and preferred share dividends . . . . . 4.29x   3.74x   3.24x   2.79x   2.54x

     The ratios of earnings to combined fixed charges and preferred share dividends were computed by dividing earnings by the sum of fixed charges and preferred share dividends. The ratios of funds from operations before interest expense to combined fixed charges and preferred share dividends were computed by dividing funds from operations before interest expense by the sum of fixed charges and preferred share dividends.

     For these purposes, earnings consist of income before extraordinary items plus fixed charges (excluding interest costs capitalized) and preferred share dividends. Funds from operations before interest expense consists of net income plus depreciation and amortization of real estate assets, interest on indebtedness and extraordinary charges, less gains and losses on sales of properties and securities.

     The Board of Governors of the National Association of Real Estate Investment Trusts defines funds from operations as net income (loss) computed in accordance with generally accepted accounting principles, excluding gains or losses from sales of property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In addition, NAREIT recommends that extraordinary items not be considered in arriving at FFO. We calculate FFO in a manner consistent with the NAREIT definition. Most industry analysts and equity REITS, including Weingarten, believe FFO is an alternative measure of performance relative to other REITs. There can be no assurance that FFO presented by Weingarten is comparable to similarly titled measures of other REITs. FFO should not be considered as an alternative to net income or other measurements under GAAP as an indicator of our operating performance or to cash flows from operating, investing, or financing activities as a measure of liquidity. FFO does not reflect working capital changes, cash expenditures for capital improvements, or principal payments on indebtedness.


        DESCRIPTION  OF  DEBT  SECURITIES AND CONVERTIBLE DEBT SECURITIES


     The senior debt securities will be issued under a senior indenture dated as of May 1, 1995 between us and Chase Bank of Texas, National Association, as trustee, and the subordinated debt securities will be issued under a subordinated indenture dated as of May 1, 1995 between us and Chase Bank of Texas, National Association, as trustee. The term "trustee" as used in this prospectus refers to any bank that we may appoint as trustee under the terms of the applicable indenture, in its capacity as trustee for the senior securities or the subordinated securities.

     We have summarized the material terms and provisions of the indentures. The summary is not complete. If we refer to particular provisions of the indentures, the provisions, including definitions of terms, are incorporated by reference as a part of the summary. We have included references to articles or section numbers of the applicable indenture so that you can easily locate these provisions in the indentures. The indentures have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures because they, and not this description, define the rights of holders of debt securities. The indentures are subject to the Trust Indenture Act of 1939, as amended. To obtain copies of the indentures, see "Where You Can Find More Information" on page 33.

GENERAL

     The debt securities will be direct, unsecured general obligations of Weingarten. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt securities. See "--Subordinated Debt Securities" on page 4.

     The indentures do not limit the amount of debt securities that we can offer. Each indenture allows us to issue debt securities up to the principal amount that may be authorized by us. We may issue additional debt securities without your consent. We may issue debt securities in one or more series. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series. (Section 301)

     A prospectus supplement and any supplemental indentures relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

     -    the  title,  type  and  amount  of  the  debt  securities;

     -    the  total  principal amount and priority of the debt securities;

     - the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

     - the dates on which the principal of the debt securities will be payable;

     - the interest rates (which may be fixed or variable) which the debt securities will bear, or the method for determining rates;

     - the dates from which the interest on the debt securities will accrue and be payable, or the method of determining those dates, and any record dates for the payments due;


     - any provisions for redemption, conversion or exchange of the debt securities, at our option or otherwise, including the periods, prices and terms of redemption or conversion;

     - any sinking fund or similar provisions, which would obligate us to repurchase or otherwise redeem the debt securities, along with the periods, prices and terms of redemption, purchase or repayment;

     - the amount or percentage payable if we accelerate the maturity of the debt securities, if other than the principal amount;


     - any additional events of default or covenants set forth in the indentures;


     -    the  terms  of  subordination,  if  any;

     - any special tax implications of the debt securities, including provisions for original issue discount securities; and

     -    any  other  terms  consistent  with  the  indenture.

     The debt securities may be issued in registered, bearer, coupon or global form. We may authorize and determine the terms of a series of debt securities by resolution of our board of trust managers or the pricing committee of our board of trust managers or through a supplemental indenture. Unless otherwise described in the applicable prospectus supplement, we will issue debt securities only in denominations of $1,000 and integral multiples of that amount. (Section
301)

SENIOR  DEBT  SECURITIES

     Any additional senior debt securities we issue will rank equally in right of payment with the senior debt securities offered by this prospectus and the applicable prospectus supplement. Further, the senior indenture does not prohibit us from issuing additional debt securities that may rank equally in right of payment to the senior debt securities. Any senior debt securities offered pursuant to the senior indenture will be senior in right of payment to all subordinated debt securities issued under the subordinated indenture.

SUBORDINATED  DEBT  SECURITIES

     The subordinated debt securities will have a junior position to all of our senior debt. Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. The subordinated indenture provides that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

     - of any insolvency, bankruptcy or similar proceeding involving us or our properties; or

     - we fail to pay the principal, interest, any premium or any other amounts on any senior debt when due.

     The subordinated indenture will not limit the amount of senior debt that we may incur. All series of subordinated debt securities as well as other subordinated debt issued under the subordinated indenture will rank equally with each other in right of payment.

     The subordinated indenture prohibits us from making a payment of principal, premium, interest or sinking fund payments for the subordinated debt securities during the continuance of any default on senior debt or any default under any agreement pursuant to which the senior debt was issued beyond the grace period, unless and until the default on the senior debt is cured or waived. (Subordinated Indenture Article Sixteen)

     Upon any distribution of our assets in connection with any dissolution, winding up, liquidation, reorganization, bankruptcy or other similar proceeding, the holders of all senior debt securities will first be entitled to receive payment in full of the principal, any premium and interest due on the senior debt before the holders of the subordinated debt securities are entitled to receive any payment. (Subordinated Indenture Article Sixteen) Because of this subordination, if we become insolvent, our creditors who are not holders of senior debt or of the subordinated debt securities may recover less, ratably, than holders of senior debt but may recover more, ratably, than holders of the subordinated debt securities.

GLOBAL  CERTIFICATES

     Unless the prospectus supplement otherwise provides, we will issue debt securities as one or more global certificates that will be deposited with The Depositary Trust Company. Unless otherwise specified in the applicable prospectus supplement, debt securities issued in the form of a global certificate to be deposited with DTC will be represented by a global certificate registered in the name of DTC or its nominee. This means that we will not issue certificates to each holder. Generally, we will issue global securities in the total principal amount of the debt securities in a series. Debt securities in the form of a global certificate may not be transferred except as a whole among DTC, its nominee or a successor to DTC and any nominee of that successor.

     We may determine not to use global certificates for any series. In that event, we will issue debt securities in certificate form.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificate form. Those laws and some conditions on transfer of global securities may impair the ability to transfer interests in global securities.

OWNERSHIP  OF  GLOBAL  SECURITIES

     So long as DTC or its nominee is the registered owner of a global security, that entity will be the sole holder of the debt securities represented by that instrument. Both we and the trustee are only required to treat DTC or its nominee as the legal owner of those securities for all purposes under the indentures.

     Unless otherwise specified in this prospectus or the prospectus supplement, no actual purchaser of debt securities represented by a global security will be entitled to receive physical delivery of certificated securities or will be considered the holder of those securities for any purpose under the indentures. In addition, no actual purchaser will be able to transfer or exchange global securities unless otherwise specified in this prospectus or the prospectus supplement. As a result, each actual purchaser must rely on the procedures of DTC to exercise any rights of a holder under the applicable indenture. Also, if an actual purchaser is not a DTC participant, the actual purchaser must rely on the procedures of the participant through which it owns its interest in a global security.

THE  DEPOSITARY  TRUST  COMPANY

     The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement.

     Registered Owner. The debt securities will be issued as fully registered securities in the name of Cede & Co. (which is DTC's partnership nominee). The trustee will deposit the global security with the depositary. The deposit with the depositary and its registration in the name of Cede & Co. will not change the nature of the actual purchaser's ownership interest in the debt securities.

     DTC's Organization. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of that law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC is owned by a number of its direct participants, the New York Stock Exchange, Inc. and NasdaqAmex. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations who directly participate in DTC. Other entities may access DTC's system by clearing transactions through or maintaining a custodial relationship with direct participants. The rules applicable to DTC and its participants are on file with the SEC.

     DTC's Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. Doing so eliminates the need for physical movement of securities certificates.

     Participants' Records. Except as otherwise provided in this prospectus or a prospectus supplement, purchases of debt securities must be made by or through a direct participant, which will receive a credit for the securities on DTC's records. The purchaser's interest is in turn to be recorded on the participants' records. Actual purchasers will not receive written confirmations from DTC of their purchase, but they generally receive confirmations along with periodic statements of their holdings from the participants through which they entered into the transaction.

     Transfers of interests in the global securities will be made on the books of the participants on behalf of the actual purchasers. Certificates representing the interest of the actual purchasers in the securities will not be issued unless the use of global securities is suspended. DTC has no knowledge of the actual purchasers of global securities. DTC's records only reflect the identity of the direct participants who are responsible for keeping account of their holdings on behalf of their customers.

     Notices Among the depositary, Participants and Actual Owners. Notices and other communications by DTC, its participants and the actual purchasers will be governed by arrangements among them, subject to any legal requirements in effect.

     Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the global securities. DTC generally mails an omnibus proxy to us just after the applicable record date. That proxy assigns Cede & Co.'s voting rights to the direct participants to whose accounts the securities are credited at that time.

     Payments. Principal and interest payments made by us will be delivered to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date unless it has reason to believe that it will not receive payment on that date. Payments by participants to actual purchasers will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in "street name." Those payments will be the responsibility of that participant, not DTC, the trustee or us, subject to any legal requirements in effect at that time.

     We are responsible for payment of principal, interest and premium, if any, to the trustee, who is responsible to pay it to DTC. DTC is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payment to the actual purchasers.

TRANSFER  OR  EXCHANGE  OF  DEBT  SECURITIES

     You may transfer or exchange debt securities (other than global securities) without a service charge at the corporate trust office of the trustee. You may also surrender debt securities (other than global securities) for conversion or registration of transfer without a service charge at the corporate trust office of the trustee. You must execute a proper form of transfer and pay any taxes or other governmental charges resulting from that action.

TRANSFER  AGENT

     If we designate a transfer agent (in addition to the trustee) in a prospectus supplement, we may at any time rescind this designation or approve a change in the location through which any such transfer agent acts. We will, however, be required to maintain a transfer agent in each place of payment for a series of debt securities. We may at any time designate additional transfer agents for a series of debt securities.

COVENANTS

     Under  the  indentures,  we  are  required  to:

     - pay the principal, interest and any premium on the debt securities when due;

     -   maintain  a  place  of  payment;

     - deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indentures;

     - deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium; and

     - maintain an unencumbered total asset value (as defined in the indentures) in an amount of not less than 100% of the aggregate principal amount of all our outstanding debt.

     Under  the  indentures,  we  may  not:

     - incur or permit a subsidiary to incur any debt (as defined in the indentures) which causes the aggregate principal amount of all our outstanding debt to become greater than 60% of the sum of (1) our total assets (as defined in the indentures) at the end of the calendar quarter covered in our then most recent 10-K or 10-Q and (2) the purchase price of any real estate assets or mortgages receivable acquired and any securities offering proceeds received since the end of such calendar quarter to the extent such proceeds were not used by us to acquire real estate assets or mortgages receivable or used to reduce debt;

     - incur or permit a subsidiary to incur any debt if our ratio of consolidated income available for debt service (as defined in the indentures) to the annual service charge (as defined in the indentures) shall have been less than 2.5 for the our quarters then most recently ended; and

     - incur any debt or permit a subsidiary to incur any debt secured by any mortgage lien, charge, pledge, encumbrance or security interest in which the aggregate principal amount of all our outstanding secured debt in greater than 40% of our total assets.

EVENTS  OF  DEFAULT,  NOTICE  AND  WAIVER

     Events of default under the indentures for any series of debt securities include:

     - failure for 30 days to pay interest on any debt securities of that series;

     - failure to pay principal or premium, if any, of any debt securities of that series;

     -   failure  to  pay  any  sinking  fund  payment  when  due;

     - failure to perform any other covenants contained in the indentures (other than a covenant added to the indentures solely for the benefit of a particular series of debt securities), which continues for 60 days after written notice as provided in the indenture;

     - default under any of our other debt instruments with an aggregate principal amount outstanding of at least $10,000,000; or

     - events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee.

     An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

     If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% of the total principal amount of the debt securities of the series may declare the entire principal of that series due and payable immediately. (Section 502) The trustee will not be charged with knowledge of any event of default other than our failure to make principal, interest or sinking fund payments unless written notice is received by the trustee or the trustee has actual notice of the event of default.
(Section 603) If this happens, the holders of a majority of the aggregate principal amount of the debt securities of that series can generally void the declaration. (Section 502)

     The indentures limit the right to institute legal proceedings. No holder of any debt securities will have the right to bring a claim under an indenture unless:

     -   the  holder has given written notice of default  to  the  trustee;

     - the holders of not less than 25% of the aggregate principal amount of debt securities of that series shall have made a written request to the trustee to bring the claim and furnished the trustee reasonable indemnification as it may require;

     - the trustee has not commenced an action within 60 days of receipt of the notice; and

     - no direction inconsistent with a request has been given to the trustee by the holders of not less than a majority of the aggregate principal amount of the debt securities. The holders of debt securities may enforce payment of the principal of or premium, if any, or interest on their debt securities. No holder of debt securities of a particular series has the right to prejudice the rights or obtain priority or preference over the rights of any other holder of debt securities of that series. (Section 507)

     The holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any power conferred on the trustee with respect to the securities of any series; provided, however, that

     -   the direction does not conflict with any rule of law or an indenture,

     - the trustee may take any action it deems proper and which is consistent with the direction of the holders; and

     - the trustee is not required to take any action that would unduly prejudice the holders of the debt securities not taking part in the action or would impose personal liability on the trustee. (Section 512)

     Each indenture provides that, if an event of default has occurred, the trustee is to use the degree of care a prudent person would use in the conduct of his own affairs. (Section 602) Subject to those provisions, the trustee is under no obligation to exercise any of its rights or powers under an indenture at the request of any of the holders of the debt securities of a series unless they have furnished to the trustee reasonable security or indemnity. (Section
603)

     We will be required to furnish to the trustee in an annual statement a notice as to our fulfillment of all of our obligations under the relevant indenture. (Section 1010)

MODIFICATION  OF  THE  INDENTURES

     In order to change or modify an indenture, we must obtain the consent of holders of at least a majority in principal amount of all outstanding debt securities affected by that change. The consent of holders of at least a majority in principal amount of each series of outstanding debt securities is required to waive compliance by us with specific covenants in an indenture. We must obtain the consent of each holder affected by a change:

     - to extend the maturity, or to reduce the principal, redemption premium or interest rate;

     - change the place of payment, or the coin or currency, for payment; limit the right to sue for payment;

     - reduce the level of consents needed to approve a change to an indenture; or modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required level of consents needed to approve a change to an indenture. (Article Nine)

DEFEASANCE

     We may defease the debt securities of a series, which means that we would satisfy our duties under that series before maturity. We may do so by depositing with the trustee, in trust for the benefit of the holders, sufficient funds to pay the entire indebtedness on that series, including principal, premium, if any, and interest. We must also comply with other conditions before we defease the debt securities. We must deliver an opinion of counsel to the effect that the holders of that series will have no federal income tax consequences as a result of the defeasance. (Article Fourteen)

CONVERSION

     Debt securities may be convertible into or exchangeable for common shares or preferred shares. The prospectus supplement will describe the terms of any conversion rights. To protect our status as a REIT, debt securities are not convertible if, as a result of that conversion, any person would then be deemed to own, directly or indirectly, more than 9.8% of our capital shares. See "Description of Capital Shares--Restrictions On Ownership" on page 15.

MERGER,  CONSOLIDATION  AND  SALE  OF  ASSETS

     Each indenture generally permits us to consolidate or merge with another entity. The indentures also permit us to sell all or substantially all of our property and assets. If this happens, the remaining or acquiring entity shall assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures. However, we will only consolidate or merge with or into any other entity or sell all or substantially all of our assets according to the terms and conditions of the indentures. The remaining or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor entity may exercise our rights and powers under any indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of trust managers or any of our officers may be done by the board or officers of the successor entity. (Article Eight)

                        DESCRIPTION  OF  CAPITAL  SHARES

     Our declaration of trust provides that we may issue up to 160,000,000 shares of beneficial interest, consisting of 150,000,000 common shares, par value $0.03 per share, and 10,000,000 preferred shares, par value $.03 per share. At February 28, 2001, 31,644,220 common shares, 3,000,000 7.44% Series A Cumulative Redeemable Preferred Shares, 3,551,690 7.125% Series B Cumulative Redeemable Preferred Shares and 2,266,216 7.0% Series C Cumulative Redeemable Preferred Shares were issued and outstanding. In addition, we have 1,628,000 common shares available for issuance upon the exercise of options under our employee and trust manager share option plans, which includes 1,000,000 common shares under the 2001 Long Term Incentive Plan that is subject to shareholder approval. Our common shares are listed on the New York Stock Exchange under the symbol "WRI." Mellon Investor Service, LLC is the transfer agent and registrar of our common shares and preferred shares.

COMMON  SHARES

     The following description of our common shares sets forth certain of their material terms and provisions. The following description of our common shares is in all respects subject to and qualified by reference to the applicable provisions of our declaration of trust and our bylaws.

     Our common shares possess ordinary voting rights for the election of trust managers and in respect of other trust matters, each share entitling the holder thereof to one vote. Holders of common shares do not have cumulative voting rights in the election of trust managers. The board of trust managers may declare dividends on common shares in its discretion if funds are legally available for those purposes. On liquidation, common shareholders are entitled to receive pro rata any of our remaining assets, after we satisfy or provide for the satisfaction of all liabilities and obligations on our preferred shares, if any. Common shareholders do not have conversion, redemption or preemptive rights to subscribe for or purchase any of our capital shares or any of our other securities.

PREFERRED  SHARES

     General. Under our declaration of trust, our board of trust managers is authorized to determine for each series of preferred shares, and the prospectus supplement shall set forth with respect to each series that may be issued and sold pursuant hereto:

     - the designation of such shares and the number of shares that constitute such series;

     - the dividend rate (or the method of calculation thereof), if any, on the shares of such series and the priority as to the payment of dividends with respect to other classes or series of Weingarten capital shares;

     -   the  dividend  periods  (or  the  method  of  calculation  thereof);

     -   the  voting  rights  of  the  shares;

     - the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of capital shares of Weingarten and any other rights of the shares of such series upon liquidation or winding-up of Weingarten;

     - whether or not and on what terms the shares of such series will be subject to redemption or repurchase at the option of Weingarten;


     - whether and on what terms the shares of such series will be convertible into or exchangeable for other debt or equity securities of Weingarten which have been registered under the registration statement of which this prospectus constitutes a part thereof;


     - whether the shares of such series of preferred shares will be listed on a securities exchange;

     - any special United States federal income tax considerations applicable to such series; and

     - the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such series not inconsistent with our declaration of trust, our bylaws and the Texas Real Estate Investment Trust Act.

     Convertibility. No series of preferred shares that may be issued and sold pursuant hereto will be convertible into or exchangeable for other securities or property, except as set forth in the applicable prospectus supplement which will set forth the terms and conditions upon which such conversion or exchange may be effected, including the initial conversion or exchange rate and any adjustments thereto, the conversion or exchange period and any other conversion or exchange provisions.

     Dividends. Holders of preferred shares shall be entitled to receive, when and as declared by our oard of trust managers, out of funds legally available therefor, an annual cash dividend payable at such dates and such rates, if any, per share per annum as set forth in the applicable prospectus supplement.

     Unless otherwise set forth in the applicable prospectus supplement, each series of preferred shares that may be issued and sold pursuant hereto, will rank junior as to dividends to any preferred shares that may be issued in the future that is expressly senior as to dividends to the preferred shares. If at any time Weingarten has failed to pay accrued dividends on any such senior shares at the time such dividends are payable, Weingarten may not pay any dividend on the preferred shares or redeem or otherwise repurchase preferred shares until such accumulated but unpaid dividends on such senior shares have been paid or set aside for payment in full by Weingarten.

     Unless otherwise set forth herein or in the applicable prospectus supplement relating to any class or series of preferred shares that may be issued and sold pursuant hereto, no dividends shall be declared or set aside for payment nor shall any other distribution be declared or made upon the common shares, or any other capital shares of Weingarten ranking junior t o or on a parity with the preferred shares with such series as to dividends, nor shall any common shares or any other capital shares of Weingarten ranking junior to or on a parity with the preferred shares with such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares by Weingarten (except by conversion into or exchange for other capital shares of Weingarten ranking junior to the preferred shares of such series as to dividends and upon liquidation)) unless

     - if such series of preferred shares has a cumulative dividend, full cumulative dividends on the preferred shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period; and

     - if such series of preferred shares does not have a cumulative dividend, full dividends on the preferred shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period;

provided, however, that any monies theretofore deposited in any sinking fund with respect to any preferred shares in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred shares in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon preferred shares outstanding on the last dividend payment date shall have been paid or declared and set apart for payment; and provided, further, that any such junior or parity preferred shares or common shares may be converted into or exchanged for shares of Weingarten ranking junior to the preferred shares as to dividends.

     The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year or twelve 30-day months. Accrued but unpaid dividends will not bear interest.

     Redemption and Sinking Fund. No series of preferred shares that may be issued and sold pursuant hereto will be redeemable or be entitled to receive the benefit of a sinking fund, except as set forth in the applicable prospectus supplement, which will set forth the terms and conditions thereof, including the dates and redemption price of any such redemption, any conditions thereto, and any other redemption or sinking fund provisions.

     Liquidation Rights. In the event of our voluntary liquidation,dissolution or winding-up, the holders of any series of any class of preferred shares shall be entitled to receive in full out of our assets, including our capital, before any amount shall be paid or distributed among the holders of the common shares or any other shares ranking junior to such series, the amounts fixed by our board of trust managers with respect to such series and set forth in the applicable prospectus supplement. In addition, each holder will receive an amount equal to all dividends accrued and unpaid on that series of preferred shares to the date of payment of the amount due pursuant to our liquidation, dissolution or winding-up. However, holders of noncumulative preferred shares will only receive dividends for the current dividend period. After holders of the preferred shares are paid the full preferential amounts to which they are entitled, they will have no right or claim to any of our remaining assets. If liquidating distributions are made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other classes or series of capital shares ranking junior to the preferred shares upon
liquidation,  dissolution  or  winding-up.   The  distributions  will  be  made
according to the holders' respective rights and preferences and, in each case, according to their respective numbers of shares. Our merger or consolidation into or with any other corporation, or the sale, lease or conveyance of all or substantially all of our assets, shall not constitute a dissolution, liquidation or winding- up.

     Voting Rights. Holders of preferred shares will not have any voting rights, except as follows and as from time to time required by law. If and when we are in default in the payment of (or, with respect to noncumulative shares, have not paid or declared and set aside a sum sufficient for the payment of) dividends on any series of any class of outstanding preferred shares, for consecutive dividend payment periods which in the aggregate contain at least 540 days, all holders of shares of such class, voting separately as a class, together and combined with all other preferred shares upon which like voting rights have been conferred and are exercisable, will be entitled to elect a number of trust managers set forth in the applicable prospectus supplement. This voting right shall be vested and any additional trust managers shall serve until all accrued and unpaid dividends (except, with respect to noncumulative shares, only dividends for the then current dividend period) on such outstanding preferred shares have been paid or declared and a sufficient sum set aside for payment thereof.

     The affirmative vote of the holders of at least 66 2/3% of a class of outstanding preferred shares, voting separately as a class, shall be necessary to effect either of the following:

     - the authorization, creation or increase in the authorized number of any shares, or any security convertible into shares, senior to such class of preferred shares; or

     - any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of our declaration of trust which adversely and materially affects the preferences or voting or other rights of the holders of such class of preferred shares which are set forth in the our declaration of trust. However, the amendment of the declaration of trust to authorize, create or change the authorized or outstanding number of a class of preferred shares or of any shares ranking on a parity with or junior to such class of preferred shares does not adversely and materially affect preferences or voting or other rights of the holders of such class of preferred shares. In addition, amending the declaration of trust to change the number or classification of our trust managers does not adversely or materially affect preferences or voting rights or other rights. Voting shall be done in person at a meeting called for one of the above purposes or in writing by proxy.

     Without limiting the provisions described above, under the Texas REIT Act, unless otherwise such authority is granted to the trust managers under our declaration of trust, holders of each class of preferred shares will be entitled to vote as a class on any amendment to the declaration of trust, whether or not they are entitled to vote thereon by the declaration of trust, if the amendment would

     (1) increase or decrease the aggregate number of authorized shares of such class or series;

     (2) increase or decrease the par value of the shares of such class, including changing shares having a par value into shares without par value, or shares without par value into shares with par value;

     (3) effect an exchange, reclassification, or cancellation of all or part of the shares of such class or series;

     (4) effect an exchange or create a right of exchange of all or any part of the shares of another class into the shares of such class or series;

     (5) change the designations, preferences, limitations, or relative rights of the shares of such class or series;

     (6) change the shares of such class or series, whether with or without par value, into the same or a different number of shares, either with or without par value, of the same class or series or another class or series;

     (7) create a new class or series of shares having rights and preferences equal, prior, or superior to the shares of the class or series, or increase the rights and preferences of any class or series having rights and preferences equal, prior, or superior to the shares of the class or series, or increase the rights and preferences of any class or series having rights or preferences later or inferior to the shares of the class or series in such a manner as to become equal, prior, or superior to the shares of the class or series;

     (8) divide the shares of the class into series and fix and determine the designation of the series and the variations in the relative rights and preferences between the shares of the series;

     (9) limit or deny the existing preemptive rights of the shares of the class or series, if the rights have previously been granted pursuant to the Texas REIT Act; or

     (10) cancel or otherwise affect dividends on the shares of the class or series that had accrued but had not been declared.

DEPOSITARY  SHARES

     We may issue receipts for depositary shares, each of which will represent a fractional interest of a particular series of a class of preferred shares, as specified in the applicable prospectus supplement. The preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named in the deposit agreement and the holders of the depositary receipts. Immediately following our issuance and delivery of the preferred shares to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts. Subject to the terms of the applicable depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of a preferred shares represented by the depositary shares evidenced by the depositary receipts, to all the rights and preferences of the preferred shares represented by the depositary shares (including dividend, voting, conversion, redemption and liquidation rights ) as designated by our board of trust managers.

     The summary of our depositary shares set forth below is not complete. You should refer to the applicable prospectus supplement, provisions of the deposit agreement and the depositary receipts that will be filed with the SEC as part of the offering of any depositary shares. To obtain copies of these documents, see "Where You Can Find More Information" on page 33.

     Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received on behalf of the preferred shares proportionately to the record holders of the related depositary receipts owned by such holder. Such distributions are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

     In the event of a non-cash distribution, the depositary will distribute property it receives to the record holders of depositary receipts entitled to the property unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds of such sale to holders. Such distributions by the depositary are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain changes and expenses to the depositary.

     Withdrawal of Shares. Unless the related depositary shares have previously been called for redemption, upon surrender of the depositary receipts at the corporate trust office of the depositary, the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

     Redemption. Whenever we redeem preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided we have paid in full to the depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. With respect to noncumulative preferred shares, dividends will be paid for the current dividend period only. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease. However, the holders will have the right to receive any moneys payable upon redemption and any money or other property that the holders of such depositary receipts were entitled to at the time of redemption when they surrender their depositary receipts to the depositary.

     Voting Rights. Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary receipts related to such preferred shares. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights of the preferred shares related to such holder's depositary receipts. The record date for depositary receipts will be the same date as the record date for preferred shares. The depositary will vote the preferred shares related to such depositary receipts in accordance with such instructions, and we will agree to take all reasonable action that the depositary deems necessary to enable it to vote the preferred shares. The depositary will abstain from voting preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts.

     Liquidation Preference. In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of a depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

     Conversion of Preferred Shares. The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares into whole common shares, other preferred shares or other shares of capital shares. We have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion. If conversion will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

     Amendment and Termination of the Deposit Agreement. The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the existing holders of at least a majority of the depositary shares evidenced by outstanding depositary receipts.

     We may terminate the deposit agreement upon not less than 30 days' prior written notice to the depositary if (1) such termination is to preserve our status as a REIT or (2) a majority of each class of preferred shares affected by such termination consents to such termination. Upon termination of the deposit agreement, the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts. In addition, the deposit agreement will automatically terminate if:

     -   all  outstanding  depositary  shares  have  been  redeemed;

     - there has been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding-up and such distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares; or

     - each related preferred share shall have been converted into capital shares that are not represented by depositary shares.

     Fees of depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the depositary's fees and expenses for any duties that holders request to be performed which are outside those expressly provided for in the deposit agreement.

     Resignation and Removal of depositary. The depositary may resign at any time by delivering to us notice of its resignation, and we may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

     Miscellaneous. The depositary will forward to holders of depositary receipts any reports and communications from us which it receives with respect to the related preferred shares. Neither us nor the depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence, gross negligence or willful misconduct. Weingarten and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. Weingarten and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.

     If the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

RESTRICTIONS  ON  OWNERSHIP

     In order for us to qualify as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. In addition, our capital shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. For purposes of restrictions on ownership, "capital shares" means our common shares and any securities convertible into common shares.

     Because the board believes it is essential for us to continue to qualify as a REIT, our declaration of trust generally provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% of our total outstanding capital shares. Any transfer of shares will not be valid if it would:

     - create a direct or indirect ownership of shares in excess of 9.8% of our total outstanding capital shares;

     -   result  in  shares  being  owned  by  fewer  than  100  persons;

     -   result in our being "closely held" within the meaning of
         Section 856(h) of the  Internal  Revenue  Code;  or

     -   result  in  our  disqualification  as  a  REIT.

     Shares in excess of 9.8% of our total outstanding capital shares will automatically be deemed to be transferred to us as trustee of a trust for the exclusive benefit of the transferees to whom those shares may ultimately be transferred without violating the 9.8% ownership limit. While in trust, these shares will not be entitled to vote (except as required by law), and will not be entitled to participate in dividends or other distributions. These shares would be treated as if offered to us for sale at a price equal to the lesser of the price paid for the shares and the market price of the shares on the date we accept the offer to purchase the shares. We have the right to purchase the shares for 90 days after the transfer of shares which resulted in a shareholder owning in excess of 9.8% of our total outstanding shares or the date our trust managers determine that a transfer resulting in a shareholder owning in excess of 9.8% of our outstanding shares has occurred. All certificates representing capital shares will bear a legend referring to the restrictions described above.

     These restrictions on ownership may have the effect of precluding the acquisition of control unless our board of trust managers and shareholders determine that maintenance of REIT status is no longer in our best interests.

BUSINESS  COMBINATIONS

     Our declaration of trust requires that except in certain circumstances, a business combination between us and a related person must be approved by the affirmative vote of the holders of not less than 80% of our outstanding common shares, including the affirmative vote of the holders of not less than 50% of the outstanding common shares not owned by the related person. However, the 50% voting requirement is not applicable if the business combination is approved by the affirmative vote of the holders of not less than 90% of our outstanding common shares. Our declaration of trust provides that a "business combination" is:

     (1) any merger or consolidation, if and to the extent permitted by law, of us or our subsidiary, with or into a related person;

     (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of more than 35% of the book value of the total assets of us and our subsidiaries (taken as a whole) as of the end of the fiscal year ending prior to the time the determination is being made, to or with a related person;

     (3) the issuance or transfer by us or our subsidiary (other than by way of a pro rata distribution to all shareholders) of any securities by us or our subsidiary to a related person;

     (4) any reclassification of securities (including any reverse share split) or recapitalization by us, the effect of which would be to increase the voting power of the related person;

     (5) the adoption of any plan or proposal for the liquidation or dissolution of us proposed by or on behalf of a related person which involves any transfer of assets, or any other transaction, in which the related person has any direct or indirect interest (except proportionally as a shareholder);

     (6) any series or combination of transactions having, directly or indirectly, the same or substantially the same effect as any of the foregoing; and

     (7) any agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing.

     A "related person" generally is defined in the declaration of trust to include any individual, corporation, partnership or other person and the affiliates and associates of any such individual, corporation, partnership or other person which individually or together is the beneficial owner in the aggregate of more than 50% of our outstanding common shares.

     The 80% and 50% voting requirements outlined above will not apply, however, if:

     (1) the trust managers by a vote of not less than 80% of the trust managers then holding office (a) have expressly approved in advance the acquisition of our common shares that caused the related person to become a related person or
  (b) have expressly approved the business combination prior to the date on which the related person involved in the business combination shall have become a related person; or

     (2) the business combination is solely between us and another corporation, 100% of the voting stock of which is owned directly or indirectly by us; or

     (3) the business combination is proposed to be consummated within one year of the consummation of a fair tender offer (as defined in the declaration of trust) by the related person in which the business combination, the cash or fair market value of the property, securities or other consideration to be received per share by all remaining holders of our common shares in the business combination is not less than the price offered in the fair tender offer;

     (4)  all  of  the  following  conditions  shall  have  been  met:

          (a) the business combination is a merger or consolidation, the consummation of which is proposed to take place within one year of the date of the transaction pursuant to which such person became a related person and the cash or fair market value of the property, securities or other consideration to be received per share by all remaining holders of common shares in the business combination is not less than the highest per-share price, with appropriate adjustments for recapitalizations and for share splits and share dividends, paid by the related person in acquiring any of its holdings of our common shares, which shall constitute a "fair price;"

          (b) the consideration to be received by such holders is either cash or, if the related person shall have acquired the majority of its holdings of our common shares for a form of consideration other than cash, in the same form of consideration with which the related person acquired such majority;

          (c) after such person has become a related person and prior to consummation of such business combination:

          - there shall have been no reduction in the annual rate of dividends, if any, paid per share on our common shares (adjusted as appropriate for recapitalizations and for share splits, reverse share splits and hare dividends), except any reduction in such rate that is made proportionately with any decline in our net income for the period for which such dividends are declared and except as approved by a majority of the trust managers continuing in office; and

          - such related person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by us prior to the consummation of such business combination (other than in connection with financing a fair tender offer); and

          (d) proxy statement that conforms in all respects with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder shall be mailed to holders of our common shares at least 30 days prior to the consummation of the business combination for the purpose of soliciting shareholder approval of the business combination; or

     (5)  the  "rights"  (as  defined  below)  shall  have  become  exercisable.

     If a person has become a related person and within one year after the date of the transaction pursuant to which the related person became a related person, which shall be considered as the "acquisition date,"

     (1)  a  business  combination meeting all of the requirements of paragraphs
  (4)(a)(b)(c) and (d) above regarding the applicability of the 80% voting requirement shall not have been consummated;

     (2)  a  fair  tender  offer  shall  not  have  been  consummated;  and

     (3) we have not been dissolved and liquidated, then, in such event the beneficial owner of each common share (not including shares beneficially owned by the related person) shall have the right (each a "right" and collectively the "rights") which may be exercised subject to certain conditions, commencing at the opening of business on the one-year anniversary date of the acquisition date and continuing for a period of 90 days thereafter, subject to certain extensions, to sell to us on the terms set forth herein one share upon exercise of such right. At 5:00 P.M., Houston, Texas time, on the last day of the exercise period, each right not exercised shall become void, all rights in respect thereof shall cease as of such time and the certificates shall no longer represent rights.

                       DESCRIPTION OF SECURITIES WARRANTS

     We may issue securities warrants for the purchase of debt securities, preferred shares or common shares. We may issue securities warrants independently or together with debt securities, preferred shares or common shares or attached to or separate from the offered securities. We will issue each series of securities warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

     The warrant agent will act solely as our agent in connection with the securities warrants and will not act for or on behalf of securities warrant holders. The following sets forth certain general terms and provisions of the securities warrants that may be offered under this registration statement. Further terms of the securities warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

     The applicable prospectus supplement will describe the terms of the securities warrants in respect of which this prospectus being delivered, including, where applicable, the following:

     -   the  title  of  such  securities  warrants;

     -   the  aggregate  number  of  such  securities  warrants;

     -   the price or prices at which such securities warrants will be issued;

     - the type and number of securities purchasable upon exercise of such securities warrants;

     - the designation and terms of the other offered securities, if any, with which such securities warrants are issued and the number of such securities warrants issued with each such offered security;

     - the date, if any, on and after which such securities warrants and the related securities will be separately transferable;

     - the price at which each security purchasable upon exercise of such securities warrants may be purchased;

     - the date on which the right to exercise such securities warrants shall commence and the date on which such right shall expire;

     - the minimum or maximum amount of such securities warrants that may be exercised at any one time;

     -   information  with  respect  to  book-entry  procedures,  if  any;

     -   a  discussion  of  certain  federal  income  tax  considerations;  and

     - any other terms of such securities warrants, including terms, procedures and limitations relating to the exercise and exchange of such securities warrants.

     Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payment of principal of (or premium, if any) or interest, if any, on the debt securities of Weingarten purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the preferred shares or common shares purchasable upon such exercise may be entitled.

     Each warrant will entitle the holder to purchase for cash such principal amount of debt securities of Weingarten, or such number of preferred shares or common shares, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. time on the expiration date, unexercised warrants will become void.

     Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, Weingarten will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented by such warrant certificate of exercise, a new warrant certificate will be issued for the remaining amount of warrants.

               DESCRIPTION OF OTHER CLASSES OF OUTSTANDING SHARES

7.44%  SERIES  A  CUMULATIVE  REDEEMABLE  PREFERRED  SHARES

     On  February  19,  1998,  we  issued  3,000,000  shares  of  7.44% Series A
Cumulative Redeemable Preferred Shares for $75.0 million. The Series A Preferred has a liquidation preference of $25.00 pre share and the holders are entitled to cumulative dividends from the date of original issuance of $1.86 per share per year. We may not redeem the shares before March 31, 2003 and thereafter, the shares may be redeemed solely from the proceeds of an offering of our capital shares. The redemption price per share is $25.00, plus any accrued and unpaid dividends through the date of such redemption. The shares have no maturity date and will remain outstanding indefinitely unless redeemed. The shares are not convertible into any of our other securities. The Series A Preferred shareholders generally have no voting rights, except if we fail to pay dividends for six quarters. In that event, the holders of the Series A Preferred, Series B Preferred and Series C Preferred, voting together as a single class, have the right to elect two trust managers who shall serve until all dividend arrearages have been paid.

     The  Series  A  Preferred  is  listed  for  trading  on  the New York Stock
Exchange.

7.125%  SERIES  B  CUMULATIVE  REDEEMABLE  PREFERRED  SHARES

     On October 20, 1998, we issued 3,600,000 of 7.125% Series B Cumulative Redeemable Preferred Shares for $90.0 million. Except with respect to the description of the dividend rate and the redemption rights upon the death of a holder of Series B Preferred, the terms of the Series B Preferred are substantially identical to the terms of the Series A Preferred. The Series B Preferred ranks on parity with the Series A Preferred with respect to the payment of dividends and payments upon liquidation. The holders of the Series B Preferred are entitled to cumulative dividends from the date of original issuance of $1.78 per share per year. We may not redeem the shares before October 20, 2003.

     Commencing December 15, 1998, on March 15, June 15, September 15 and December 15 of each year, we will, upon the death of any registered holder of the Series B Preferred, redeem such shares held by the registered owner upon presentation of appropriate documentation by such registered owner's personal representative or surviving joint tenant. Our obligation to redeem the shares is subject to the following limitations:

     -   We  will  only  redeem  1,000  shares  per  owner  per  year.

     - During the first 10 years, in any one year, we will only redeem up to 108,000 shares.

     - During years 11 through 20, in any one year, we will only redeem up to 72,000 shares.

     -   After year 20, we will only redeem up to 36,000 shares each year.

     - The yearly redemption limitations listed above are cumulative. The difference, if any, between that year's redemption limitation and the amount actually redeemed in such year will be available for redemption in later years, subject to an overall redemption limitation of 108,000 shares per year.

     - We will redeem shares only four times each year subject to the following cumulative limitations:

            March  15  -  up  to  27,000  shares;
            June  15  -  up  to  54,000  shares;
            September 15 - up to 81,000 shares; and December 15 - up to 108,000 shares.

     The  Series  B  Preferred  is  not  listed  for  trading  on  any exchange.

7.00%  SERIES  C  CUMULATIVE  REDEEMABLE  PREFERRED  SHARES

     On January 14, 1999, we issued 2,300,000 shares of 7.00% Series C Cumulative Redeemable Preferred Shares for $115.0 million. Except with respect to the description of the liquidation preference, dividend rate and the redemption date of the Series C Preferred, the terms of the Series C Preferred are substantially identical to the terms of the Series A Preferred and Series B Preferred. The Series C Preferred ranks on parity with the Series A Preferred and Series B Preferred with respect to the payment of dividends and payments upon liquidation. The Series C Preferred has a liquidation preference of $50.00 per share and the holders are entitled to cumulative dividends from the date of original issuance of $3.50 per share per year. We may not redeem the shares before March 15, 2004. The redemption price per share is $50.00, plus any accrued and unpaid dividends through the date of such redemption. Commencing March 15, 1999, upon the death of any registered owner of this Series C Preferred, we will redeem such shares held by such registered owner upon presentation of appropriate documentation by the registered owner's personal representative or surviving joint tenant. Our obligation to redeem the shares is subject to the following limitations:

     -   We  will  only  redeem  500  shares  per  owner  per  year.

     - During the first 10 years, in any one year, we will only redeem upon to 69,000 shares.

     - During years 11 through 20, in any one year, we will only redeem up to 46,000 shares.

     - After year 20, we will only redeem up to 23,000 shares per year.

     - The above yearly redemption limitations are cumulative. The difference, if any, between that year's redemption limitation and the amount actually redeemed in such year will be available for redemption in later years, subject to an overall redemption limitation of 69,000 shares per year.

     - We will redeem shares only four times each year subject to the following cumulative limitations:

            March  15  -  up  to  17,500  shares;
            June  15  -  up  to  34,500  shares;
            September 15 - up to 51,750 shares; and December 15 - up 69,000 shares.

     The  Series  C  Preferred  is  listed  for  trading  on  the New York Stock
Exchange.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary of material federal income tax consequences that may be relevant to a holder of our securities is based on current law, is for general information only and is not intended as tax advice. The following discussion, which is not exhaustive of all possible tax consequences, does not include a detailed discussion of any state, local or foreign tax consequences. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective holder of our securities in light of his or her particular circumstances or to certain types of holders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States and persons holding securities as part of a conversion transaction, a hedging transaction or as a position in a straddle for tax purposes) who are subject to special treatment under the federal income tax laws.

     The statements in this discussion are based on current provisions of the Internal Revenue Code existing, temporary and currently proposed Treasury Regulations under the Internal Revenue Code, the legislative history of the Internal Revenue Code, existing administrative rulings and practices of the IRS and judicial decisions. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this discussion with respect to transactions entered into or contemplated prior to the effective date of such changes. Any such change could apply retroactively to transactions preceding the date of the change. We do not plan to request any rulings from the IRS concerning our tax treatment and the statements in this discussion are not binding on the IRS or any court. Thus, we can provide no assurance that these statements will not be challenged by the IRS or that such challenge will not be sustained by a court.

     THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH PROSPECTIVE PURCHASER OF SECURITIES IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, DISPOSITION AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

     We have elected to be treated as a REIT under Sections 856 through 860 of the Internal Revenue Code for federal income tax purposes commencing with our taxable year ended December 31, 1985. We believe that we have been organized and have operated in a manner that qualifies for taxation as a REIT under the Internal Revenue Code. We also believe that we will continue to operate in a manner that will preserve our status as a REIT. We cannot however, assure you that such requirements will be met in the future.


     We have received an opinion from Locke Liddell & Sapp LLP, our legal counsel, to the effect that we qualified as a REIT under the Internal Revenue Code for our taxable year ended December 31, 1985 and all years thereafter through our taxable year ended December 31, 2000, we have been organized and our manner of operation has been in conformity with the requirements for qualification and taxation as a REIT as of the date of this prospectus and that our proposed manner of operation and diversity of equity ownership should enable us to continue to satisfy the requirements for qualification as a REIT in calendar year 2001 if we operate in accordance with the methods of operations described herein including our representations concerning our intended method of operation. However, you should be aware that opinions of counsel are not binding on the IRS or on the courts, and, if the IRS were to challenge these conclusions, no assurance can be given that these conclusions would be sustained in court. The opinion of Locke Liddell & Sapp LLP is based on various assumptions as well as on certain representations made by us as to factual matters, including a factual representation letter provided by us. The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results, asset diversification, distribution levels and diversity of stock ownership.
Locke Liddell & Sapp LLP will not monitor our compliance with these requirements. While we expect to satisfy these tests, and will use our best efforts to do so, no assurance can be given that we will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect us and our shareholders. See "Failure to Qualify as a REIT." The following is a summary of the material federal income tax considerations affecting us as a REIT and the holders of our securities. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, relevant rules and regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code and these rules and regulations.

REIT  QUALIFICATION

     We must be organized as an entity that would, if we do not maintain our REIT status, be taxable as a regular corporation. We cannot be a financial institution or an insurance company. We must be managed by one or more trust managers. Our taxable year must be the calendar year. Our beneficial ownership must be evidenced by transferable shares. Our capital shares must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. Not more than 50% of the value of the shares of our capital shares may be held, directly or indirectly, applying the applicable constructive ownership rules of the Internal Revenue Code, by five or fewer individuals at any time during the last half of each of our taxable years. We must also meet certain other tests, described below, regarding the nature of our income and assets and the amount of our distributions.

     Our outstanding common shares are owned by a sufficient number of investors and in appropriate proportions to permit us to satisfy these share ownership requirements. To protect against violations of these share ownership requirements, our declaration of trust provides that no person is permitted to own, applying constructive ownership tests set forth in the Internal Revenue Code, more than 9.8% of our outstanding common shares, unless the trust managers (including a majority of the independent trust managers) are provided evidence satisfactory to them in their sole discretion that our qualification as a REIT will not be jeopardized. In addition, our declaration of trust contains restrictions on transfers of capital shares, as well as provisions that automatically convert common shares into excess securities to the extent that the ownership otherwise might jeopardize our REIT status. These restrictions, however may not ensure that we will, in all cases, be able to satisfy the share ownership requirements. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. However, if we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the 50% requirement described above, we will be treated as having met this requirement. See the section below entitled "--Failure to Qualify as a REIT."

     To monitor our compliance with the share ownership requirements, we are required to and we do maintain records disclosing the actual ownership of our common shares. To do so, we will demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the REIT dividends). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and certain other information.

     We currently satisfy, and expect to continue to satisfy, each of these requirements discussed above. We also currently satisfy, and expect to continue to satisfy, the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

     Sources of Gross Income. In order to qualify as a REIT for a particular year, we also must meet two tests governing the sources of our income - a 75% gross income test and a 95% gross income test. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. The Internal Revenue Code allows a REIT to own and operate a number of its properties through wholly-owned subsidiaries which are "qualified REIT subsidiaries." The Internal Revenue Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of income of the REIT.

     In the case of a REIT which is a partner in a partnership or any other entity such as a limited liability company that is treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership. Also, the REIT will be deemed to be entitled to its proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in the hands of the REIT for purposes of

Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of any partnership in which we own an interest are treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the income and asset tests described below.

     75% Gross Income Test. At least 75% of a REIT's gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to us are:

-     rents  from  real  property;

-     interest  on  loans  secured  by  real  property;

- gains from the sale of real property or loans secured by real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of our business, referred to below as "dealer property");

- income from the operation and gain from the sale of property acquired in connection with the foreclosure of a mortgage securing that property ("foreclosure property");

- distributions on, or gain from the sale of, shares of other qualifying REITs;

-     abatements  and  refunds  of  real  property  taxes;

- amounts received as consideration for entering into agreements to make loans secured by real property or to purchase or lease real property; and

-     "qualified  temporary  investment  income"  (described  below).

     In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from "prohibited transactions." In general, a prohibited transaction is one involving a sale of dealer property, not including foreclosure property and not including certain dealer property we have held for at least four years.

     We expect that substantially all of our operating gross income will be considered rent from real property and interest income. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is not more than 15% of the total rent received or accrued under the lease for the taxable year. We do not expect to earn material amounts in these categories.

     Rent from real property generally does not include rent based on the income or profit s derived from the property. However, rent based on a percentage of gross receipt or sales is permitted as rent from real property and we will have leases where rent is based on a percentage of gross receipt or sales. We generally do not intend to lease property and receive rentals based on the tenant's income or profit. Also excluded from "rents from real property" is rent received from a person or corporation in which we (or any of our 10% or greater owners) directly or indirectly through the constructive ownership rules contained in Section 318 and Section 856(d)(5) of he Internal Revenue Code, own a 10% or greater interest.

     A third exclusion from qualifying rent income covers amounts received with respect to real property if we furnish services to the tenants or manage or operate the property, other than through an "independent contractor" from whom we do not derive any income or through a "taxable REIT subsidiary." A taxable REIT subsidiary is a corporation in which a REIT owns stock, directly or indirectly, and with respect to which the corporation and the REIT have made a joint election to treat the corporation as a taxable REIT subsidiary. The obligation to operate through an independent contractor or a taxable REIT subsidiary generally does not apply, however, if the services we provide are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant (applying standards that govern in evaluating whether rent from real property would be unrelated business taxable income when received by a tax-exempt owner of the property). Further, if the value of the non-customary service income with respect to a property, valued at no less than 150% of our direct cost of performing such services, is 1% or less of the total income derived from the property, then the provision of such non-customary services shall not prohibit the rental income (except the non-customary service income) from qualifying as "rents from real property."

     We believe that the only material services generally to be provided to tenants will be those usually or customarily rendered in connection with the rental of space for occupancy only. We do not intend to provide services that might be considered rendered primarily for the convenience of the tenants, such as hotel, health care or extensive recreational or social services. Consequently, we believe that substantially all of our rental income will be qualifying income under the gross income tests, and that our provision of services will not cause the rental income to fail to be included under that test.

     Upon the ultimate sale of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

     95% Gross Income Test. In addition to earning 75% of our gross income from the sources listed above, 95% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional "passive" investment sources that are not necessarily real estate related. The term "interest" (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

     Failing the 75% or 95% Tests; Reasonable Cause. As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources, including brokerage commissions or other fees for services rendered. We may receive certain types of that income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant and that income, together with other nonqualifying income, is expected to be at all times less than 5% of our annual gross income. While we do not anticipate that we will earn substantial amounts of nonqualifying income, if nonqualifying income exceeds 5% of our gross income, we could lose our status as a REIT. We may establish taxable REIT subsidiaries to hold assets generating non-qualifying income. The gross income generated by these subsidiaries would not be included in our gross income. However, dividends we receive from these subsidiaries would be included in our gross income and qualify for the 95% income test.

     If we fail to meet either the 75% or 95% income tests during a taxable year, we may still qualify as a REIT for that year if (1) we report the source and nature of each item of our gross income in our federal income tax return for that year, (2) the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax, and (3) the failure to meet the tests is due to reasonable cause and not to willful neglect. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive causes us to exceed the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed below, even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our non-qualifying income. We would be subject to a 100% tax based on the greater of the amount by which we fail either the 75% or 95% income tests for that year. See "- Taxation as a REIT" on page 26.

     Prohibited Transaction Income. Any gain that we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including our share of any such gain realized by any subsidiary partnerships), will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our and our subsidiary partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning properties, and to make occasional sales of the properties as are consistent with their investment objectives. The IRS may contend, however, that one or more of these sales is subject to the 100% penalty tax.

     Character of Assets Owned. At the close of each calendar quarter of our taxable year, we also must meet three tests concerning the nature of our investments. First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items (including receivables) and government securities. For this purpose, "real estate assets" include interests in real property, interests in loans secured by mortgages on real property or by certain interests in real property, shares in other REITs and certain options, but excluding mineral, oil or gas royalty interests. The temporary investment of new capital in debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital. Second, although the balance of our assets generally may be invested without restriction, other than certain debt securities, we will not be permitted to own
(1) securities of any one non-governmental issuer that represent more than 5% of the value of our total assets, (2) securities possessing more than 10% of the voting power of the outstanding securities of any single issuer or (3) securities having a value of more than 10% of the total value of the outstanding securities of any one issuer. A REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. A REIT may also own more than 10% of the voting power or value of a taxable REIT subsidiary. Third, not more than 20% of the value of a REIT's total assets may be represented by securities of one or more taxable REIT subsidiaries. In evaluating a REIT's assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership.

     After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to take such action within the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure noncompliance with the asset tests within this time period, we would cease to qualify as a REIT.

     Annual Distributions to Shareholders. To maintain our REIT status, we generally must distribute as a dividend to our shareholders in each taxable year at least 90% of our net ordinary income. Capital gain is not required to be distributed. More precisely, we must distribute an amount equal to (1) 90% of the sum of (a) our "REIT Taxable Income" before deduction of dividends paid and excluding any net capital gain and (b) any net income from foreclosure property less the tax on such income, minus (2) certain limited categories of "excess noncash income," including, income attributable to leveled stepped rents, cancellation of indebtedness and original issue discount income. REIT Taxable Income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with certain modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

     A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with certain dividends paid after the end of the taxable year. Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to shareholders of record on a date during the last calendar quarter of that prior year are treated as paid on December 31 of the prior year. Other dividends declared before the due date of our tax return for the taxable year, including extensions, also will be treated as paid in the prior year if they are paid (1) within 12 months of the end of that taxable year and (2) no later than our next regular distribution payment. Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed for each calendar year to the extent that dividends declared and distributed or deemed distributed on or before December 31 are less than the sum of (a) 85% of our "ordinary income" plus (b) 95% of our capital gain net income plus (c) any undistributed income from prior periods.

     To be entitled to a dividends paid deduction, the amount distributed by a REIT must not be preferential. For example, every shareholder of the class of shares to which a distribution is made must be treated the same as every other shareholder of that class, and no class of shares may be treated otherwise than in accordance with its dividend rights as a class.

     We will be taxed at regular corporate rates to the extent that we retain any portion of our taxable income. For example, if we distribute only the required 90% of our taxable income, we would be taxed on the retained 10%. Under certain circumstances we may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for our funds, or due to timing differences between tax reporting and cash receipts and disbursements (i.e., income may have to be reported before cash is received, or expenses may have to be paid before a deduction is allowed). Although we do not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event these circumstances do occur, then in order to meet the 90% distribution requirement, we may cause our operating partnership to arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends.

     If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the IRS, we may be able to cure the failure retroactively by paying a "deficiency dividend," as well as applicable interest and penalties, within a specified period.

TAXATION  AS  A  REIT

     As a REIT, we generally will not be subject to corporate income tax to the extent we currently distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the "double taxation" imposed on investments in most corporations. Double taxation refers to taxation that occurs once at the corporate level when income is earned and once again at the shareholder level when such income is distributed. We generally will be taxed only on the portion of our taxable income that we retain, which will include any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to shareholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent that class is entitled to a preference. We do not anticipate that we will pay any of those preferential dividends. Because excess shares will represent a separate class of outstanding shares, the fact that those shares will not be entitled to dividends should not adversely affect our ability to deduct our dividend payments.

     Even as a REIT, we will be subject to tax in certain circumstances as follows:

     - we would be subject to tax on any income or gain from foreclosure property at the highest corporate rate (currently 35%). Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property;

     - a confiscatory tax of 100% applies to any net income from prohibited transactions which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business;

     - if we fail to meet either the 75% or 95% source of income tests described above, but still qualify for REIT status under the reasonable cause exception to those tests, a 100% tax would be imposed equal to the amount obtained by multiplying (a) the greater of the amount, if any, by which it failed either the 75% income test or the 95% income test, times (b) a fraction intended to reflect our profitability;

     - we will be subject to the alternative minimum tax on items of tax preference, excluding items specifically allocable to our shareholders;

     - if we should fail to distribute with respect to each calendar year at least the sum of (a) 85% of our REIT ordinary income for that year, (b) 95% of our REIT capital gain net income for that year, and (c) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

     -   under  temporary  regulations, we also may be taxed at the highest
         regular corporate  tax   rate on any built-in gain attributable to
         assets that we acquire in certain tax-free corporate transactions, to the extent the gain is recognized during the first ten years after we acquire those assets. Built-in gain is the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the beginning of the ten-year recognition period. The results described in this paragraph with respect to the recognition of built-in gain assume that we will make an election pursuant to the temporary regulations; and

     -   we will be taxed at regular corporate rates on any undistributed
         REIT taxable  income,  including  undistributed  net  capital  gains.

     As a result of recent legislation, a tax is imposed on a REIT equal to 100% of redetermined rents, redetermined deductions and excess interest. Redetermined rents are generally rents from real property which would otherwise be reduced on distribution, apportionment or allocation to clearly reflect income as a result of services furnished or rendered by a taxable REIT subsidiary to tenants of the REIT. There are a number of exceptions with regard to redetermined rents, which are summarized below.

     - Redetermined rents do not include amounts received directly or indirectly by a REIT for customary services.

     - Redetermined rents do not include de minimis payments received by the REIT with respect to non-customary services rendered to the tenants of a property owned by the REIT that do not exceed 1% of all amounts received by the REIT with respect to the property.

     - The redetermined rent provisions do not apply with respect to any services rendered by a taxable REIT subsidiary to the tenants of the REIT, as long as the taxable REIT subsidiary renders a significant amount of similar services to persons other than the REIT and to tenants who are unrelated to the REIT or the taxable REIT subsidiary or the REIT tenants, and the charge for these services is substantially comparable to the charge for similar services rendered to such unrelated persons.

     - The redetermined rent provisions do not apply to any services rendered by a taxable REIT subsidiary to a tenant of a REIT if the rents paid by tenants leasing at least 25% of the net leasable space in the REIT's property who are not receiving such services are substantially comparable to the rents paid by tenants leasing comparable space who are receiving the services and the charge for the services is separately stated.

     - The redetermined rent provisions do not apply to any services rendered by a taxable REIT subsidiary to tenants of a REIT if the gross income of the taxable REIT subsidiary from these services is at least 150% of the taxable REIT subsidiary's direct cost of rendering the service.

     - The Secretary of the Treasury has the power to waive the tax that would otherwise be imposed on redetermined rents if the REIT establishes to the satisfaction of the Secretary that rents charged to tenants were established on an arm's length basis even though a taxable REIT subsidiary provided services to the tenants.

     Redetermined deductions are deductions, other than redetermined rents, of a taxable REIT subsidiary if the amount of these deductions would be decreased on distribution, apportionment or allocation to clearly reflect income between the taxable REIT subsidiary and the REIT. Excess interest means any deductions for interest payments made by a taxable REIT subsidiary to the REIT to the extent that the interest payments exceed a commercially reasonable rate of interest.

FAILURE  TO  QUALIFY  AS  A  REIT

     For any taxable year in which we fail to qualify as a REIT and certain relief provisions do not apply, we would be taxed at regular corporate rates, including alternative minimum tax rates on all of our taxable income.
Distributions to our shareholders would not be deductible in computing that taxable income, and distributions would no longer be required to be made. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because the shareholders would continue to be taxed on the distributions they receive, the net after tax yield to the shareholders from their investment likely would be reduced substantially. As a result, failure to qualify as a REIT during any taxable year could have a material adverse effect on an investment in our common shares. If we lose our REIT status, unless certain relief provisions apply, we would not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which our election was terminated. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

TAXATION  OF  TAXABLE  U.S.  SHAREHOLDERS

     Except as discussed below, distributions generally will be taxable to taxable U.S. shareholders as ordinary income to the extent of our current or accumulated earnings and profits. We may generate cash in excess of our net earnings. If we distribute cash to shareholders in excess of our current and accumulated capital earnings and profits (other than as a capital gain dividend), the excess cash will be deemed to be a return of capital to each shareholder to the extent of the adjusted tax basis of the shareholder's shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A shareholder who has received a distribution in excess of current and our accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss. Distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations. For purposes of determining whether distributions to holders of common shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to the outstanding preferred shares, if any, and then to the common shares.

     Dividends we declare in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months shall be treated as both paid by us and received by the shareholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.

     Distributions that we properly designate as capital gain dividends will be taxable to taxable U.S. shareholders as gains from the sale or disposition of a capital asset to the extent that they do not exceed our actual net capital gain for the taxable year. Depending on the period of time the tax characteristics of the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. shareholders at a 20% or 25% rate. U.S. shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

     We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election, we would pay tax on our retained net long-term capital gains. In addition, to the extent we designate, a U.S. shareholder generally would:

     - include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls;

     - be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. shareholder's long-term capital gains;

     -   receive a credit or refund for the amount of tax deemed paid by it;

     - increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

     - in the case of a U.S. shareholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be prescribed by the IRS.

     Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our shares will not be treated as income from a passive activity, within the meaning of Section 469 of the Internal Revenue Code, since income from a passive activity generally does not include dividends and gain attributable to the disposition of property that produces dividends. As a result, U.S. shareholders subject to the passive activity rules will generally be unable to apply any "passive losses" against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our shares, however, will be treated as investment income if a shareholder so elects, in which case the capital gain is taxed at ordinary income rates.

     Generally, gain or loss realized by a shareholder upon the sale of shares will be reportable as capital gain or loss. If a shareholder receives a long-term capital gain dividend from us and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.

     In any year in which we fail to qualify as a REIT, the shareholders generally will continue to be treated in the same fashion described above, except that none of our dividends will be eligible for treatment as capital gains dividends, corporate shareholders will qualify for the dividends received deduction and the shareholders will not be required to report any share of our tax preference items.

BACKUP  WITHHOLDING

     We will report to our shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax of 31%. These rules may apply (1) when a shareholder fails to supply a correct taxpayer identification number, (2) when the IRS notifies us that the shareholder is subject to the rules or has furnished an incorrect taxpayer identification number, or (3) in the case of corporations or others within certain exempt categories, when they fail to demonstrate that fact when required. A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the shareholder's federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders who fail to certify their non-foreign status.

     The United States Treasury has recently issued final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and clarify reliance standards. The final regulations are generally effective for payments made on or after January 1, 2001, subject to certain transition rules. Prospective investors should consult their own tax advisors concerning the adoption of the final regulations and the potential effect on their ownership of common shares.

TAXATION  OF  TAX-EXEMPT  ENTITIES

     In general, a tax-exempt entity that is a shareholder will not be subject to tax on distributions or gain realized on the sale of shares. A tax-exempt entity may be subject to unrelated business taxable income, however, to the extent that it has financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Internal Revenue Code. In determining the number of shareholders a REIT has for purposes of the "50% test" described above under "-REIT Qualification," generally, any shares held by tax-exempt

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employees'  pension and profit sharing trusts which qualify under Section 401(a)
of the Internal Revenue Code and are exempt from tax under Section 501(a) of the Internal Revenue Code ("qualified trusts") will be treated as held directly by its beneficiaries in proportion to their interests in the trust and will not be treated as held by the trust.

     A qualified trust owning more than 10% of a REIT may be required to treat a percentage of dividends from the REIT as UBTI. The percentage is determined by dividing the REIT's gross income (less direct expenses related thereto) derived from an unrelated trade or business for the year (determined as if the REIT were a qualified trust) by the gross income of the REIT for the year in which the dividends are paid. However, if this percentage is less than 5%, dividends are not treated as UBTI. These UBTI rules apply only if the REIT qualifies as a REIT because of the "look-thru" rule with respect to the 50% test discussed above and if the trust is "predominantly held" by qualified trusts. A REIT is predominantly held by qualified trusts if at least one pension trust owns more than 25% of the value of the REIT or a group of pension trusts each owning more than 10% of the value of the REIT collectively own more than 50% of the value of the REIT. We do not currently meet either of these requirements.

     For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our capital stock will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the UBTI generated by the investment in our capital stock. These prospective investors should consult their own tax advisors concerning the "set aside" and reserve requirements.

TAXATION  OF  FOREIGN  INVESTORS

     The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in common shares, including any reporting requirements, as well as the tax treatment of such an investment under the laws of their home country.

     Dividends that are not attributable to gain from any sales or exchanges we make of United States real property interests and which we do not designate as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Those dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares is treated as effectively connected with the non-U.S. shareholder's conduct of a United States trade or business, the non-U.S. shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to those dividends, and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation. For withholding tax purposes, we are currently required to treat all distributions as if made out of our current and accumulated earnings and profits and thus we intend to withhold at the rate of 30%, or a reduced treaty rate if applicable, on the amount of any distribution (other than distributions designated as capital gain dividends) made to a non-U.S. shareholder unless (1) the non-U.S. shareholder files on IRS Form W-8BEN claiming that a lower treaty rate applies or (2) the non-U.S. shareholder files an IRS Form W-8ECI claiming that the dividend is effectively connected income.

     Under the final regulations, generally effective for distributions on or after January 1, 2001, we would not be required to withhold at the 30% rate on distributions we reasonably estimate to be in excess of our current and accumulated earnings and profits. Dividends in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of those shares. To the extent that those dividends exceed the adjusted basis of a non-U.S. shareholder's shares, they will give rise to tax liability if the non-U.S. shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described below. If it cannot be determined at the time a dividend is paid whether or not a dividend will be in excess of current and accumulated earnings and profits, the dividend will be subject to such withholding. We do not intend to make quarterly estimates of that portion of dividends that are in excess of earnings and profits, and, as a result, all dividends will be subject to such withholding. However, the non-U.S. shareholder may seek a refund of those amounts from the IRS.

     For any year in which we qualify as a REIT, distributions that are attributable to gain from our sales or exchanges of United States real property interests will be taxed to a non-U.S. shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, commonly known as "FIRPTA." Under FIRPTA, those dividends are taxed to a non-U.S. shareholder as if the gain were effectively connected with a United States business. Non-U.S. shareholders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, dividends subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate non-U.S. shareholder not entitled to treaty exemption. We are required by the Code and applicable Treasury Regulations to withhold 35% of any dividend that could be designated as a capital gain dividend. This amount is creditable against the non-U.S. shareholder's FIRPTA tax liability.

     Gain recognized by a non-U.S. shareholder upon a sale of shares generally will not be taxed under FIRPTA if we are a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares was held directly or indirectly by foreign persons. It is currently anticipated that we will be a "domestically controlled REIT," and therefore the sale of shares will not be subject to taxation under FIRPTA. Because the common shares will be publicly traded, however, no assurance can be given that we will remain a "domestically controlled REIT." However, gain not subject to FIRPTA will be taxable to a non-U.S. shareholder if (1) investment in the common shares is effectively connected with the non-U.S. shareholder's United States trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to that gain, and may also be subject to the 30% branch profits tax in the case of a corporate non-U.S. shareholder, or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% withholding tax on the individual's capital gains. If we were not a domestically controlled REIT, whether or not a non-U.S. shareholder's sale of shares would be subject to tax under FIRPTA would depend on whether or not the common shares were regularly traded on an established securities market (such as the NYSE) and on the size of selling non-U.S. shareholder's interest in our capital shares. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to that gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations) and the purchaser of our common shares may be required to withhold 10% of the gross purchase price.

STATE  AND  LOCAL  TAXES

     We, and our shareholders, may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our capital shares.

                              PLAN OF DISTRIBUTION

     We may offer securities directly or through underwriters, dealers or agents. The prospectus supplement will identify those underwriters, dealers or agents and will describe the plan of distribution, including commissions to be paid. If we do not name a firm in the prospectus supplement, the firm may not directly or indirectly participate in any underwriting of those securities, although it may participate in the distribution of securities under circumstances entitling it to a dealer's allowance or agent's commission. Any underwriting agreement will entitle the underwriters to indemnification against designated civil liabilities under the federal securities laws and other laws. The underwriters' obligations to purchase securities will be subject to compliance with specific conditions and generally will require them to purchase all of the securities if any are purchased.

     Unless otherwise noted in the prospectus supplement, the securities will be offered by the underwriters, if any, when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part.

     We may sell securities to dealers, as principals. Those dealers then may resell the securities to the public at varying prices set by those dealers from time to time. We may also offer securities through agents. Agents generally act on a "best efforts" basis during their appointment, meaning that they are not obligated to purchase securities. Dealers and agents may be entitled to indemnification as underwriters by us against designated liabilities under the federal securities laws and other laws.

     An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

     Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business.

     The prospectus supplement or pricing supplement, as applicable, will set forth the anticipated delivery date of the securities being sold at that time.

                                  LEGAL MATTERS

     Unless otherwise noted in a prospectus supplement, Locke Liddell & Sapp LLP, Dallas, Texas, will pass on the legality of the securities offered through this prospectus and certain tax matters. Counsel for any underwriters or agents will be noted in the applicable prospectus supplement.

                                     EXPERTS

     The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. In addition, you may read and copy our SEC filings at the
-------------------
offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our website address is http://www.weingarten.com.
                                   --------------------------

     This prospectus is only part of a registration statement we filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules to the registration statement that we have excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or document. You may inspect or obtain a copy of the registration statement, including exhibits and schedules, as described in the previous paragraph.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the information we file later with the SEC will automatically update and supersede this information.

     We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

     - Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 001-09876).


     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (File No. 001-09876)


     - The description of our common shares of beneficial interest contained in our registration statement on Form 8-B filed March 17, 1988 (File No. 001-09876).

     - The description of our 7.44% Series A Cumulative Redeemable Preferred Shares contained in our registration statement on Form 8-A filed February 23, 1998 (File No. 001-09876).

     - The description of our 7.00% Series C Cumulative Redeemable Preferred Shares contained in our registration statement on Form 8-A filed January 19, 1999 (File No. 001-09876).

     -     Current  Report  on  Form 8-K filed January 22, 2001 (File No.
           001-09876).

     -     Current  Report  on  Form  8-K  filed March 22, 2001 (File No.
           001-09876).

     -     Current  Report  on  Form  8-K  filed April 16, 2001 (File No.
           001-09876).

     -     Current  Report  on  Form  8-K  filed April 26, 2001 (File No.
           001-09876).

     -     Current  Report  on  Form 8-K/A filed April 30, 2001 (File No.
           001-09876).

     -     Current  Report  on  Form  8-K  filed  May  4,  2001 (File No.
           001-09876).


     -     Current  Report  on  Form  8-K  filed  June 18, 2001 (File No.
           001-09876).



     You may request copies of these filings at no cost by writing or telephoning our Investor Relations Department at the following address and telephone number:

                           Weingarten Realty Investors
                            2600 Citadel Plaza Drive
                                    Suite 300
                              Houston, Texas 77008
                                 (713) 866-6000.
                                       33

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM  14.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the offering contemplated by this Registration Statement:

SEC  Registration  Fee . . . . . . . . . . . . . . . . . . . . . . . . .$125,000
Blue  Sky  Fees  and  Expenses . . . . . . . . . . . . . . . . . . . . .  18,000
Printing  and  Engraving  Costs. . . . . . . . . . . . . . . . . . . . .  30,000
Accounting  Fees  and  Expenses. . . . . . . . . . . . . . . . . . . . .  40,000
Legal  Fees  and  Expenses . . . . . . . . . . . . . . . . . . . . . . . 100,000
Trustee  and  Registrar  Fees. . . . . . . . . . . . . . . . . . . . . .  80,000
Rating  Agency  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . 100,000
Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7,000
                                                                       ---------
     Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$500,000
                                                                        ========

ITEM  15.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Subsection (B) of Section 9.20 of the Texas REIT Act empowers a real estate investment trust to indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, or any inquiry or investigation that can lead to such an action, suit or proceeding because the person is or was a trust manager, officer, employee or agent of the real estate investment trust or is or was serving at the request of the real estate investment trust as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another real estate investment trust, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against expenses (including court costs and attorney fees), judgments, penalties, fines and settlements if he conducted himself in good faith and reasonably believed his conduct was in or not opposed to the best interests of the real estate investment trust and, in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

     The Texas REIT Act further provides that, except to the extent otherwise permitted therein, a trust manager may not be indemnified in respect of a proceeding in which the person is found liable on the basis that a personal benefit was improperly received by him or in which the person is found liable to the real estate investment trust. Indemnification pursuant to Subsection (B) of
Section 9.20 of the Texas REIT Act is limited to reasonable expenses actually incurred and may not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust.

     Subsection (C) of Section 15.10 of the Texas REIT Act provides that a trust manager shall not be liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the real estate investment trust, if, in the exercise of ordinary care, he acted in good faith and in reliance upon information, opinions, reports or statements, including financial statements and other financial data, concerning the real estate investment trust or another person, that were prepared or presented by officers or employees of the real estate investment trust, legal counsel, public accountants, investment bankers, or certain other professionals, or a committee of trust managers of which the trust manager is not a member. In addition, no trust manager shall be liable to the real estate investment trust for any act, omission, loss, damage, or expense arising from the performance of his duty to a real estate investment trust, save only for his own willful misfeasance, willful malfeasance or gross negligence.

     Article sixteen of our amended and restated declaration of trust provides that we shall indemnify officers and trust managers, as set forth below:

     (a) We shall indemnify, to the extent provided in our bylaws, every person who is or was serving as our or our corporate predecessor's trust manager or officer and any person who is or was serving at our request as a trust manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named above in this paragraph.

     (b) If the indemnification provided in paragraph (a) is either (i) insufficient to cover all costs and expenses incurred by any person named in such paragraph as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named in such paragraph or (ii) not permitted by Texas law, we shall indemnify, to the fullest extent that indemnification is permitted by Texas law, every person who is or was serving as our trust manager or officer and any person who is or was serving at our request as a trust manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named above in this paragraph.

     Our bylaws provide that we may indemnify any trust manager or officer who was, is or is threatened to be made a party to any suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, because the person is or was serving as our trust manager, officer, employee or agent, or is or was serving at our request in the same or another capacity in another corporation or business association, against judgments, penalties, fines, settlements and reasonable expenses actually incurred if it is determined that the person: (1) conducted himself in good faith; (2) reasonably believed that, in the case of conduct in his official capacity, his conduct was in our best interests, and that, in all other cases, his conduct was at least not opposed to our best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided that, if the person is found liable to us, or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (A) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (B) will not be made in respect of any proceeding in which the person shall have been found liable to us for willful or intentional misconduct in the performance of his duty.

ITEM  16.  EXHIBITS.

   * 1.1     Form  of  Underwriting  Agreement  for  debt  securities.
   * 1.2     Form  of  Underwriting  Agreement  for  equity  securities.
   * 1.3     Form  of  Distribution  Agreement  for  medium-term  notes.
   * 3.1     Amended  and  Restated Declaration of Trust, as amended (filed as
             Exhibit  3.1  to  our  Registration Statement  on  Form S-3
             (No. 33-49206) and incorporated herein  by  reference).
   * 3.2     Amendment  to the Restated Declaration of Trust (filed as
             Exhibit 3.2 to  our  Registration  Statement  on  Form  8-A
             filed  January 19, 1999  and incorporated herein by reference).
   * 3.3     Second  Amendment to the  Restated Declaration of Trust (filed as
             Exhibit 3.3 to  our  Registration Statement  on  Form  8-A filed
             January 19, 1999 and incorporated  herein  by  reference).
   * 3.4     Third  Amendment  to the Restated Declaration of Trust (filed as
             Exhibit  3.4  to our Registration  Statement  on  Form  8-A filed
             January  19,  1999 and incorporated  herein  by  reference).
   * 3.5     Amended  and  Restated  Bylaws  (filed  as  Exhibit  3.2  to our
             Registration  Statement  on  Form  S-3 (No.  33-49206)  and
             incorporated  herein by reference).
   * 3.6     Form  of  Resolution  of  Designation  of  preferred shares.
     4.1     Form  of  Indenture for senior debt securities (filed as Exhibit
             4(a)  to  our  Registration  tatement on Form S-3 (No. 33-57659)
             and incorporated  herein  by  reference).
     4.2     Form  of  Indenture  for  subordinated  debt  securities (filed as Exhibit 4(b) to our Registration Statement on Form S-3 (No.
             33-57659) and  incorporated  herein  by  reference).
   * 4.3     Form  of  senior  debt  security.

   * 4.4     Form  of  subordinated  debt  security.
   * 4.5      Form  of  fixed  rate  senior  medium  term  note.
   * 4.6      Form  of  floating  rate  senior  medium  term  note.
   * 4.7      Form  of  fixed  rate  subordinated  medium  term  note.
   * 4.8      Form  of  floating  rate  subordinated  medium  term  note.
   * 4.9      Form  of  preferred  share  certificate.
   * 4.10     Form  of  securities  warrant  agreement.
   * 4.11     Form  of  deposit  agreement.
   * 4.12     Form  of  depositary  share.
   * 4.13     Form  of  depositary  receipt.

  ** 5.1 Opinion of Locke Liddell & Sapp LLP as to the legality of the securities being registered.

     8.1 Form of opinion of Locke Liddell & Sapp LLP as to certain tax matters.

 ** 12.1 Computation of ratio of earnings to combined fixed charges and preferred share dividends.


    23.1      Consent  of  Deloitte  &  Touche  LLP.


 ** 23.2      Consent  of  Locke  Liddell & Sapp LLP (included in Exhibit
              5.1  hereto).

    23.3      Consent  of  Locke  Liddell & Sapp LLP (included in Exhibit
              8.1  hereto).
 ** 24.1      Power  of  Attorney.
  * 25.1      Statement  of  Eligibility  of Trustee for senior debt securities on Form  T-1.
  * 25.2      Statement of Eligibility of Trustee for subordinated debt
              securities  on  Form  T-1.
____________
* To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**   Previously filed.



ITEM  17.  UNDERTAKINGS.

(a)     The  undersigned  registrant  hereby  undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby further undertakes to supplement the applicable prospectus supplement, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 of this Registration Statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than in payment by the registrant of expenses incurred or paid by a trust manager, director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the registrant by such trust manager, director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this pre-effective amendment number two to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 22nd day of June, 2001.


                                      WEINGARTEN  REALTY  INVESTORS



                                      By:   /s/  Andrew M. Alexander
                                          --------------------------------
                                          Andrew M. Alexander, President and
                                          Chief Executive  Officer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                     TITLE                             DATE
          ---------                     -----                             ----



 By:  *                                Chairman of the Board,            June 22, 2001
     -----------------------
     Stanford Alexander                 Trust Manager


 By:  *                            President, Chief Executive Officer    June 22, 2001
     -----------------------
     Andrew M.  Alexander              and Trust Manager


 By:  /s/ James Crownover                 Trust Manager                  June 22, 2001
     -----------------------
     James Crownover


 By:  *                                   Trust Manager                  June 22, 2001
     -----------------------
     Robert J. Cruikshank


 By:  *                             Vice Chairman and Trust Manager      June 22, 2001
     -----------------------
     Martin Debrovner


 By:  *                                    Trust Manager                 June 22, 2001
     -----------------------
     Melvin A. Dow


 By:  *                                    Trust Manager                 June 22, 2001
     -----------------------
     Stephen A. Lasher


                                      II-5





 By:  *                                    Trust Manager                 June 22, 2001
     -----------------------
     Douglas W. Schnitzer


 By:  *                                Vice President/Controller         June 22, 2001
     -----------------------
     Joe D. Shafer                  (Principal Accounting Officer)


 By:  *                                    Trust Manager                 June 22, 2001
     -----------------------
     Marc J. Shapiro



*By:  /s/ Stephen C. Richter            Sr. Vice President               June 22, 2001
     -----------------------
     Stephen C. Richter            /Chief Financial Officer
     Attorney-In-Fact



                                  EXHIBIT INDEX
   Exhibit
   Number
  --------
   * 1.1     Form  of  Underwriting  Agreement  for  debt  securities.
   * 1.2     Form  of  Underwriting  Agreement  for  equity  securities.
   * 1.3     Form  of  Distribution  Agreement  for  medium-term  notes.
   * 3.1     Amended  and  Restated Declaration of Trust, as amended (filed as
             Exhibit  3.1  to  our  Registration Statement  on  Form S-3
             (No. 33-49206) and incorporated herein  by  reference).
   * 3.2     Amendment  to the Restated Declaration of Trust (filed as
             Exhibit 3.2 to  our  Registration  Statement  on  Form  8-A
             filed  January 19, 1999  and incorporated herein by reference).
   * 3.3     Second  Amendment to the  Restated Declaration of Trust (filed as
             Exhibit 3.3 to  our  Registration Statement  on  Form  8-A filed
             January 19, 1999 and incorporated  herein  by  reference).
   * 3.4     Third  Amendment  to the Restated Declaration of Trust (filed as
             Exhibit  3.4  to our Registration  Statement  on  Form  8-A filed
             January  19,  1999 and incorporated  herein  by  reference).
   * 3.5     Amended  and  Restated  Bylaws  (filed  as  Exhibit  3.2  to our
             Registration  Statement  on  Form  S-3 (No.  33-49206)  and
             incorporated  herein by reference).
   * 3.6     Form  of  Resolution  of  Designation  of  preferred shares.
     4.1     Form  of  Indenture for senior debt securities (filed as Exhibit
             4(a)  to  our  Registration  tatement on Form S-3 (No. 33-57659)
             and incorporated  herein  by  reference).
     4.2     Form  of  Indenture  for  subordinated  debt  securities (filed as Exhibit 4(b) to our Registration Statement on Form S-3 (No.
             33-57659) and  incorporated  herein  by  reference).
   * 4.3      Form  of  senior  debt  security.
   * 4.4      Form  of  subordinated  debt  security.
   * 4.5      Form  of  fixed  rate  senior  medium  term  note.
   * 4.6      Form  of  floating  rate  senior  medium  term  note.
   * 4.7      Form  of  fixed  rate  subordinated  medium  term  note.
   * 4.8      Form  of  floating  rate  subordinated  medium  term  note.
   * 4.9      Form  of  preferred  share  certificate.
   * 4.10     Form  of  securities  warrant  agreement.
   * 4.11     Form  of  deposit  agreement.
   * 4.12     Form  of  depositary  share.
   * 4.13     Form  of  depositary  receipt.

  ** 5.1 Opinion of Locke Liddell & Sapp LLP as to the legality of the securities being registered.

     8.1 Form of opinion of Locke Liddell & Sapp LLP as to certain tax matters.

 ** 12.1 Computation of ratio of earnings to combined fixed charges and preferred share dividends.


    23.1      Consent  of  Deloitte  &  Touche  LLP.


 ** 23.2      Consent  of  Locke  Liddell & Sapp LLP (included in Exhibit
              5.1  hereto).

    23.3      Consent  of  Locke  Liddell & Sapp LLP (included in Exhibit
              8.1  hereto).
 ** 24.1      Power  of  Attorney.
  * 25.1      Statement  of  Eligibility  of Trustee for senior debt securities on Form  T-1.
  * 25.2      Statement of Eligibility of Trustee for subordinated debt
              securities  on  Form  T-1.
____________
* To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**   Previously filed.


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